Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report with respect to Nationwide Provident VLI Separate Account 1 and Nationwide Life Insurance Company and subsidiaries, dated March 16, 2016 and February 23, 2016, respectively, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 333-164119) on Form N-6.
/s/ KPMG LLP
Columbus, Ohio
April 11, 2016